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                                                               Exhibit 99(h)(3)

                    AMENDMENT TO SECURITIES LENDING AGREEMENT

     AMENDMENT ("Amendment"), dated as of August /, 2003, to the Securities Lending Agreement ("Agreement"), dated October 15, 2002, between the JPMorgan Funds listed on Exhibit A thereto (each a "Lender"), and JPMorgan Chase Bank, as Lending Agent.

     It is hereby agreed as follows:

     1. Existing Exhibit A to the Agreement is hereby deleted in its entirety and the version of Exhibit A attached hereto is hereby substituted in lieu thereof, so as to: (i) add certain new Lenders, (ii) delete references to certain Lenders that have been merged into other Lenders, (iii) reflect name changes for certain Lenders, and (iv) reflect the earlier closing of one Lender (it being understood that no Lender with Loans currently outstanding is being deleted- from Exhibit A (although it may, as noted above, have a new name or be merged).

2. In connection with the foregoing, Lending Agent acknowledges that the following trusts changed their names, effective May 1, 2003:

     OLD NAME                          NEW NAME
     Mutual Fund Group                 J.P. Morgan Mutual Fund Group
     Fleming Mutual Fund Group         J.P. Morgan Fleming Mutual Fund Group
     Mutual Fund Select Group          J.P. Morgan Mutual Fund Select Group
     Mutual Fund Investment Trust      J.P. Morgan Mutual Fund Investment Trust

     3. Except as expressly amended by this Amendment, the Lending Agreement shall remain in full force and effect in accordance with its terms.

     4. All references to the Lending Agreement and Exhibit A thereto in the Lending Agent or any other document executed or delivered in connection therewith shall, from and after the effective date of this Amendment, be deemed to be references to the Lending Agreement, as amended hereby, unless the context expressly requires otherwise.

     5. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     6. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws thereunder.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above-written.

J.P. Morgan Funds                      JPMorgan Chase Bank

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J.P. Morgan Institutional Funds
J.P. Morgan Series Trust
J.P. Morgan Mutual Fund Group
J.P. Morgan Fleming Mutual
  Fund Group, Inc.
J.P. Morgan Mutual Fund Select Group
J.P. Morgan Mutual Fund Investment Trust
  (on behalf of each of the respective
  funds listed on Exhibit A to which
  the above entities relate)

By: /s/ Stephen Ungerman                                  By: /s/ Gene Gemelli
Name:  Stephen Ungerman                                   Name:  Gene Gemelli
Title: Vice President & Assistant Treasurer               Title: Vice President

                                        2
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                                    EXHIBIT A

J.P. MORGAN FUNDS
JPMorgan U.S. Small Company Opportunities Fund(1)

J.P. MORGAN INSTITUTIONAL FUNDS
JPMorgan Fleming Emerging Markets Equity Fund(1)
JPMorgan Fleming International Value Fund(1)
JPMorgan Fleming International Opportunities Fund(1)
JPMorgan U.S. Equity Fund(1)
JPMorgan U.S. Small Company Fund(1)
JPMorgan Diversified Fund(1)
JPMorgan Disciplined Equity Fund(1)

J.P. MORGAN SERIES TRUST
JPMorgan Global 50 Fund(1)
JPMorgan Global Healthcare Fund(1)
JPMorgan Market Neutral Fund(1)
JPMorgan Disciplined Equity Value Fund(1)

J.P. MORGAN MUTUAL FUND GROUP
JPMorgan Fleming Asia Equity Fund(1)
JPMorgan Fleming European Fund(2)
JPMorgan Fleming Japan Fund(2)
JPMorgan Capital Growth Fund(2)
JPMorgan Growth & Income Fund(2),(3)
JPMorgan Dynamic Small Cap Fund(2)
JPMorgan Small Cap Equity Fund(2)
JPMorgan Select Growth and Income Fund(2),(3)

J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.
JPMorgan Mid Cap Value Fund(4)
JPMorgan Small Cap Growth Fund(4)

J.P. MORGAN MUTUAL FUND SELECT GROUP
JPMorgan Fleming International Equity Fund(2)
JPMorgan Mid Cap Equity Fund(2)
JPMorgan Trust Small Cap Equity Fund(2)

J.P. MORGAN MUTUAL FUND INVESTMENT TRUST
JPMorgan Equity Income Fund(2)

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JPMorgan Mid Cap Growth Fund(2)

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(1)  J.P. Morgan Investment Management Inc. is the Fund's investment adviser.
(2) J.P. Morgan Fleming Asset Management (USA) Inc. is the Fund's investment adviser
(3)  Part of Growth & Income Portfolio
(4)  Robert Fleming Inc. is the Fund's investment adviser